Exhibit 99(a)


                       THE OLD NATIONAL BANK OF HUNTINGTON

                                REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints ___________________ and ______________________, either one of whom may act with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of The Old National Bank of Huntington ("Bank") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on _______ __, 199_, at __:__ a.m., local time, at _____________________
located at ____________________________, and at any and all adjournments thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

       The Board of Directors recommends that shareholders vote FOR Proposal 1.

1.       FOR [   ]       AGAINST [   ]       ABSTAIN [   ]

         Approval and adoption of the Agreement and Plan of Reorganization and related Plan of Merger dated August 13, 1996 (the "Agreement"), among City Holding Company ("City Holding"), ONB Acquisition Subsidiary, N.A. and Bank, providing for Bank's acquisition by City Holding as described in the Proxy Statement/Prospectus and pursuant to which each share of Common Stock of Bank outstanding as of the Effective Time of the Bank Merger will be converted into and become the right to receive the number of shares of Common Stock of City Holding (and associated stock rights) as determined in the manner specified in the Proxy Statement/Prospectus and the Agreement.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders dated ________ __, 199_, and of a Proxy Statement/Prospectus dated _________ __, 1996.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Dated ____________________, 199_            ____________________________________
                                                        Signature



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                                                         Signature

           Please Mark, Sign, Date and Return the Proxy Card Promptly
                          Using the Enclosed Envelope.